Exhibit 99.2

NEWS RELEASE

Warner Chilcott Proposes Redomestication from Bermuda to Ireland

ARDEE, Ireland, May 11, 2009 — Warner Chilcott Limited (Nasdaq: WCRX) today announced that its Board of Directors has unanimously approved the redomestication of the Company from Bermuda to Ireland. Subject to the approval of a scheme of arrangement by the Company’s stockholders and the approval of the Supreme Court of Bermuda, the proposal will result in the creation of a newly formed public holding company which will be organized in, and a tax resident of, Ireland. The new company, Warner Chilcott plc, will replace Warner Chilcott Limited as the ultimate public holding company.

The Company’s stockholders will be asked to vote in favor of the proposed scheme of arrangement and certain related matters at a special meeting of stockholders. The Company is targeting completion of the redomestication during the second half of 2009.

The redomestication of the Company from Bermuda to Ireland offers shareholders several advantages, including a stable long-term legal and regulatory environment based on Ireland’s strong international relationships as a member of the European Union, its long history of international investment and its robust network of tax treaties with other European Union member states, the United States and other countries.

The Company’s presence in Ireland dates back to 1996, when a division of Warner Lambert was purchased by an Irish predecessor of the Company. The Company has never been based in the United States and its predecessor was incorporated in the United Kingdom (Northern Ireland). Since 2005, the Company has been based in Bermuda. Today it conducts operations in Ireland through two Irish resident companies which perform research and development activities and hold certain intellectual property assets for the consolidated group. In addition, the Company conducts research and development and has a manufacturing facility in Larne, Northern Ireland.

The Company does not expect the reorganization will have any material impact on its financial results. It would continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to the same SEC reporting requirements. The Company’s common stock would be expected to continue to trade on the NASDAQ under the ticker symbol “WCRX”. Full details of the proposed redomestication transaction, and the associated benefits and risks, will be provided to stockholders in a proxy statement with respect to a special stockholders’ meeting.

Important Information for Stockholders

This communication is for informational purposes only and is not a substitute for the proxy statement that the Company intends to file with the SEC.

Investors and stockholders are urged to read such proxy statement and any related documents when they become available because they will contain important information about the proposed transaction.

Investors and stockholders may obtain these documents when they become available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by or on behalf of the Company will be available free of charge by contacting Warner Chilcott Limited at (973) 442-3281 or emailing rfuhrmann@wcrx.com.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is available on the internet at www.wcrx.com. Additional information regarding the interests of such potential participants in a proxy solicitation will be included in any proxy solicitation statement and other related documents that may be filed by the Company with the SEC.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare and dermatology segments of the U.S. pharmaceuticals market. The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products. Please visit www.wcrx.com to learn more about the company. (WCRX-G)

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, economic performance, financial condition, business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facility; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Rochelle Fuhrmann
Investor Relations
973-442-3281
rfuhrmann@wcrx.com